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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MTR Gaming Group, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-3 (333-14475), the Registration Statement on Form S-3 (No. 333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (No. 333-12839) and the Registration Statements on Forms S-8 (Nos. 333-62191, 33-64733, 333-51796, and 333-76270) of our report dated March 6, 2002 with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) of MTR Gaming, Inc., for the year ended December 31, 2001.

                              /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
March 29, 2002